UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 4, 2010
Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 203
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 4, 2010, Fortress International Group, Inc. (the “Company”) held the annual meeting of its stockholders.  Three proposals were submitted to the stockholders of the Company for their approval, which proposals are described in detail the Company’s proxy statement for the 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 30, 2010.  The final results of voting for each matter submitted to a vote of the stockholders at the meeting were as follows:

1.           The stockholders of the Company elected two Class II directors to serve three-year terms expiring in 2013.  The final results of voting regarding this proposal were as follows:

Name	For	Withheld	Broker Non-Votes
William L. Jews	7,967,497	1,193,310	3,319,781
Harvey L. Weiss	7,884,497	1,276,310	3,319,781

2.           The stockholders of the Company voted to approve an amendment to the Company’s 2006 Omnibus Incentive Compensation Plan (the “Plan”) to increase the maximum total number of shares of common stock that may be issued under the Plan by 950,000 shares from 2,100,000 shares to 3,050,000 shares.  The final results of voting regarding this proposal were as follows:

For	Against	Withheld	Broker Non-Votes
9,135,967	24,340	500	3,319,781

3.           The stockholders of the Company voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The final results of voting regarding this proposal were as follows:

For	Against	Withheld	Broker Non-Votes
12,476,385	0	4,203	N/A

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

Date: June 7, 2010